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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2015 (February 22, 2015)

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FIRST FARMERS AND MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	000-10972	62-1148660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
816 South Garden Street Columbia, Tennessee	38401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (931) 388-3145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 – Corporate Governance and Management

Item 5.02(b).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On February 22, 2015,  Kimberly D. Vella, a member of the Boards of Directors of First Farmers and Merchants Corporation (the “Corporation”) and First Farmers and Merchants Bank (the “Bank”), notified T. Randy Stevens, Chairman and Chief Executive Officer of the Corporation and the Bank, of her decision not to stand for re-election at the Corporation’s 2015 annual meeting of shareholders. Ms. Vella’s decision not to stand for re-election was for personal reasons and was not the result of a disagreement with the Corporation on any matter relating to the Corporation’s operations, policies or practices.

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the Corporation’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements can be found in the Corporation’s Annual Reports on Form 10-K, which have been filed with the Securities and Exchange Commission and are available on the Corporation’s website (www.myfirstfarmers.com) and on the Securities and Exchange Commission’s website (www.sec.gov). The Corporation does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FARMERS AND MERCHANTS CORPORATION

By: /s/ T. RANDY STEVENS
T. Randy Stevens
Chairman and Chief Executive Officer

Date:  February 24, 2015